Exhibit 10.2

Execution Version

IRREVOCABLE UNDERTAKING

To:	Atlantic Industries (the Offeror)
PO Box 309GT
Ugland House
South Church Street
George Town
Grand Cayman
Cayman Islands

From:	Danone Asia Pte. Ltd (the Shareholder)
3 Church Street
08-01
Samsung Hub
Singapore 04948310

Group Danone S.A. (the Guarantor)
17 Boulevard Haussmann
75009 Paris
France

31 August 2008

Dear Sirs,

Offer for China Huiyuan Juice Group Limited (Huiyuan)

The Shareholder understands that an offer is to be made by or on behalf of the Offeror to acquire all the issued ordinary shares of Huiyuan (the Share Offer), to acquire all the outstanding convertible bonds of Huiyuan (the Convertible Bond Offer) and to cancel all the outstanding share options of Huiyuan (the Option Offer and, together with the Share Offer and the Convertible Bond Offer, the Offers), substantially on the terms of the draft announcement attached as Schedule 2 to this letter agreement (the Announcement) or on such other terms as may be agreed between the Offeror and Huiyuan or as may be required to comply with the requirements of the Securities and Futures Commission of Hong Kong (the SFC), the Hong Kong Code on Takeovers and Mergers (the Code), The Stock Exchange of Hong Kong Limited (the Stock Exchange) or the Rules Governing the Listing of Securities on the Stock Exchange (the Listing Rules).  This letter agreement sets out the terms and conditions on which the Shareholder will accept the Share Offer when it is made and sets out certain undertakings to be given by the Offeror to the Shareholder.  The Guarantor has agreed to guarantee the performance by the Shareholder of its obligations under this letter agreement.

A reference in this letter agreement to the Offers, the Share Offer, the Convertible Bond Offer or the Option Offer also includes any new, increased, renewed or revised offers made by or on behalf of the Offeror to acquire shares in Huiyuan, to acquire the outstanding convertible bonds of Huiyuan or to cancel the share options of Huiyuan, as the case may be provided that the terms of such offers are no less favourable to acceptors than the terms set out in the Announcement.

Terms defined in Schedule 1 hereto shall have the same meaning in this letter agreement.

Warranties

1.                                      The Shareholder warrants to the Offeror, as at the date of this letter agreement and the date the Share Offer becomes or is declared unconditional in all respects, by reference to the facts and circumstances existing as at such dates respectively, that:

(a)                                 it shall be entitled to sell and transfer, or procure the sale and transfer of, the full legal and beneficial ownership of the Relevant Shares to the Offeror pursuant to and in accordance with the terms and conditions of the Share Offer, free from Encumbrances and with all rights attaching thereto as at the date of the Share Offer (including the right to all dividends, and other distributions, declared, made or paid after the date of the Announcement) and thereafter;

(b)                                the Relevant Shares have been validly allotted and issued and are fully paid or credited as fully paid and are all the Shares legally or beneficially owned by the Shareholder free from Encumbrances;

(c)                                 other than as set out in this paragraph 1, neither it nor any of its Associates (as defined in the Listing Rules) has any interest in any securities of Huiyuan or any rights to subscribe for, purchase or otherwise acquire any such securities;

(d)                                it has, subject to satisfaction of the Pre-Condition, obtained or satisfied all corporate, regulatory and other approvals, and any other conditions, necessary to execute and perform its obligations under this letter agreement;

(e)                                 the execution and delivery by it of this letter agreement, and the performance and completion of this letter agreement by it:

(i)                                    subject to satisfaction of the Pre-Condition, will not infringe any applicable laws;

(ii)                                 will not result in any breach of the terms of, or constitute a default under, its constitutional documents or any instrument, agreement or governmental, regulatory or other judgment, decree or order to which it is a party or by which it is bound; and

(iii)                              will not conflict with any of its certificates, licences or permits that enable it to carry on the business or operations operated by it; and

(f)                                   this letter agreement constitutes legal, valid and binding obligations of it enforceable in accordance with its terms.

2.                                      The Guarantor warrants to the Offeror, as at the date of this letter agreement and the date the Share Offer becomes or is declared unconditional in all respects, by reference to the facts and circumstances existing as at such dates respectively, that:

(a)                                 it has, subject to satisfaction of the Pre-Condition, obtained or satisfied all corporate, regulatory and other approvals, and any other conditions, necessary to execute and perform its obligations under this letter agreement; and

(b)                                the execution and delivery by it of this letter agreement, and the performance and completion of this letter agreement by it:

(i)                                    will not, subject to satisfaction of the Pre-Condition, infringe any applicable laws;

(ii)                                 will not result in any breach of the terms of, or constitute a default under, its constitutional documents or any instrument, agreement or governmental, regulatory or other judgment, decree or order to which it is a party or by which it is bound; and

(iii)                              will not conflict with any of its certificates, licences or permits that enable it to carry on the business or operations operated by it; and

(c)                                 this letter agreement constitutes legal, valid and binding obligations of it enforceable in accordance with its terms.

3.                                      Each of the Shareholder and the Guarantor acknowledges that the Offeror has entered into this letter agreement in reliance upon the warranties in paragraphs 1 and 2.

Dealings and undertakings

4.                                      The Shareholder undertakes to the Offeror that before the Share Offer closes, lapses or is withdrawn, it shall not:

(a)                                 sell, transfer, Encumber, or otherwise dispose of any interest in any Relevant Shares, other than pursuant to its acceptance of the Share Offer;

(b)                                accept any other offer in respect of the Relevant Shares;

(c)                                 vote in favour of any resolution to approve any scheme of arrangement of Huiyuan which is proposed in competition with the Share Offer; or

(d)                                acquire, and shall not permit any person acting in concert with it, to acquire any Shares or any warrants, options, subscription rights or other rights to subscribe for, acquire or convert into such Shares or any interest therein or agree to do so without the prior written consent of the Offeror.

Undertaking to accept the Offers

5.                                      In consideration of the Offeror’s undertakings in paragraph 7, the Shareholder undertakes to the Offeror that it:

(a)                                 shall accept the Share Offer in respect of the Relevant Shares in accordance with the procedure for acceptance set out in the formal offer document to be issued by or on behalf of the Offeror and Huiyuan in connection with the Offers (Composite Document) not later than seven days after the Offeror posts the Composite Document to Huiyuan shareholders;

(b)                                shall use its reasonable efforts to cause HKSCC Nominee Limited (HKSCC) to accept the Share Offer in accordance with the procedure for acceptance set out in the Composite Document not later than seven days after the Offeror posts the Composite Document;

(c)                                 shall not withdraw any acceptances of the Share Offer and will use its reasonable efforts to cause HKSCC not to do so; and

(d)                                shall sell the Relevant Shares free of any Encumbrance and together with all rights of any nature attaching to those Shares, including the right to all dividends, and other distributions, declared, made or paid on or after the date of the Announcement.

Documentation

6.                                      The Shareholder and the Guarantor consent to:

(a)                                 this letter agreement being disclosed to the SFC and the Stock Exchange;

(b)                                the inclusion of references to them, and particulars of this letter agreement and their respective holdings of relevant securities of Huiyuan being included in the Announcement and the Composite Document; and

(c)                                 this letter agreement being made available for inspection as required by Note 1 to Rule 8 of the Code or the Listing Rules.

Offeror’s undertakings

7.                                      The Offeror agrees with the Shareholder that:

(a)                                 it will make the Offers in accordance with the Announcement and the Announcement will be released substantially in the form attached (or in such other form as may be agreed between the Offeror and the Shareholder or as may be required to comply with the requirements of the SFC or the Stock Exchange) within ten Business Days of the date of this letter agreement (or such later date as the Offeror and the Shareholder may agree);

(b)                                it shall, at its own cost, use all reasonable efforts to ensure that the Pre-Condition is fulfilled promptly after the date of the Announcement, and in any event, no later than the First Long Stop Date;

(c)                                 without prejudice to the generality of paragraph 7(b) above, it shall initiate contact with the relevant Governmental Authority relating to the satisfaction of the Pre-Condition within seven days of the date of the Announcement with a view to making the PRC Antitrust Filing within 20 days of the date of the Announcement; and

(d)                                it shall not announce a change to the initial First Long Stop Date without the prior consent of the Shareholder.

8.                                      Each party shall regularly review with the other parties and their advisers the progress of any notifications or filings submitted in order to satisfy the Pre-Condition with a view to obtaining clearance from any Governmental Authority at the earliest reasonable opportunity and, in particular, the Offeror shall inform the Shareholder and the Guarantor within two Business Days of it submitting any notification or filing, receiving any response from any Governmental Authority or engaging in any material communications with any Governmental Authority (in each case, in connection with the Pre-Condition), together with a brief summary of such notification, filing, response or communication.

Termination

9.                                      This letter agreement shall automatically terminate if:

(a)                                 the Announcement is not released within ten Business Days of the date of this letter agreement (or such later date as the Offeror, Huiyuan and the Shareholder may agree);

(b)                                the Offers are not made (by posting of the Composite Document) by the Latest Despatch Date;

(c)                                 the Offers include any material terms or are subject to any conditions other than those set out in the draft of the Announcement; or

(d)                                the Share Offer lapses or is withdrawn.

10.                                Termination of this letter agreement shall be without prejudice to a party’s accrued rights and remedies, obligations and liabilities under this letter agreement as at the date of such termination.

Guarantee

11.                                In consideration of the Shareholder entering into this letter agreement at the request of the Guarantor, the Guarantor hereby unconditionally and irrevocably guarantees to the Offeror, as primary obligations of it:

(a)                                 the due and punctual performance and observance by the Shareholder of its obligations, commitments and undertakings under this letter agreement;  and

(b)                                if and whenever the Shareholder shall be in default in the payment of any amount payable under or in connection with this letter agreement or of any damages for breach of the same or any of the Warranties or any other warranties, representations or undertakings contained herein after being given notice to that effect by the Offeror, to pay to the Offeror all such amounts that are payable by the Shareholder as though the Guarantor instead of the Shareholder was expressed to be the principal debtor.

12.                                The liability of the Guarantor under this letter agreement shall not be released or diminished by any arrangements or alterations of terms or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time or other indulgence for such performance.

13.                                The guarantee under paragraph 11 is to be a continuing security to the Offeror for all obligations, commitments and undertakings on the part of the Shareholder under this letter agreement.  Any amount not paid by the Shareholder and not recoverable from the Guarantor on the basis of a guarantee (whether because of any legal limitation, disability or incapacity on the part of the Shareholder or any other matter or thing whether known to the Offeror or not) shall nevertheless be recoverable from the Guarantor on the basis of an indemnity.

14.                                As a separate and independent obligation, the Guarantor undertakes, as principal obligor and not only as surety, that in the event, the Shareholder does not perform in full its obligations, commitments and undertakings under this letter agreement, the Guarantor will itself then duly and punctually perform the obligations, commitments and undertakings of the Shareholder under this letter agreement as if all such obligations, commitments and undertakings were obligations, commitments and undertakings of the Guarantor.

Appointment of attorney

15.                                In order to secure the performance of the Shareholder’s obligations under paragraph 5, the Shareholder hereby irrevocably appoints any director for the time being of the Offeror to be its attorney and/or agent in its name and on its behalf to execute a form or forms of acceptance and/or such other documents and do such other acts and things as may be necessary to accept (or procure the acceptance of) the Share Offer in respect of the Relevant Shares PROVIDED THAT such director shall only be authorised to execute such documents and perform such actions on the Shareholder’s behalf if the Shareholder has failed to comply with its obligations under paragraph 5.

Further assurance

16.                                At any time after the date of this letter agreement, each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as any other party may reasonably require for the purpose of giving that party the full benefit of all the provisions of this letter agreement in their favour.

Undertaking survives

17.                                The warranties under paragraphs 1 and 2 and all other provisions of this letter agreement, insofar as the same shall not have been performed upon the Share Offer becoming, or being declared to be, unconditional shall remain in full force and effect.

General

18.                                This letter agreement may be executed in any number of separate counterparts, each of which is an original but all of which together shall constitute one and the same instrument.

19.                                The failure to exercise or delay in exercising a right or remedy provided by this letter agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of a waiver of other rights or remedies.  No single or partial exercise of a right or remedy provided under this letter agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

20.                                If at any time any provision of this letter agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of this letter agreement; or

(b)                                the legality, validity or enforceability under the law of any other jurisdiction of that or another provision of this letter agreement.

21.                                Each party agrees that, if it fails to perform or breaches any of the obligations under this letter agreement, damages may not be an adequate remedy and accordingly, the parties to whom any such unperformed or breached obligation is owed shall be entitled to the remedy of specific performance.

Governing law and jurisdiction

22.                                This letter agreement shall be governed by and construed in accordance with law of Hong Kong and each of the Shareholder, the Guarantor and the Offeror each submit to the exclusive jurisdiction of the courts of Hong Kong for all purposes in connection with this letter agreement.

23.                                Process by which any proceedings are begun may be served on the Offeror by being served on The Coca-Cola Export Corporation at 38 Floor, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, marked for the attention of the General Counsel, Pacific Group, with a copy to be sent to the Offeror on fax number 1-404-598-7791, marked for the attention of the Vice President and Director of Mergers and Acquisitions.

24.                                Process by which any proceedings are begun may be served on the Shareholder and/or the Guarantor by being served on Asia Host Investment Ltd at Room 1905, Metropole Square, 2 On Yiu Street, Shatin, New Territories, Hong Kong, with a copy to be sent to the Shareholder on fax number +86 21 5298 6800, marked for the attention of General Counsel Asia Pacific.

Yours faithfully,

/s/ David Flaveau
For and on behalf of
DANONE ASIA PTE. LTD

Name: David Flaveau

Title: Director

For and on behalf of
GROUP DANONE S.A.

Name:

Title:

AGREED AND ACCEPTED BY:

/s/ Paul Etchells
For and on behalf of
ATLANTIC INDUSTRIES

Name: Paul Etchells

Title: Authorized Attorney

SCHEDULE 1

DEFINITIONS

In this letter agreement:

Business Days means a day on which banks are open for the transaction of normal banking business in Hong Kong and in the PRC (excluding Saturday and Sunday);

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, or other encumbrance or security interest having similar effect;

Executive means the Executive Director of the Corporate Finance Division of the SFC;

First Long Stop Date means the date which is 90 days after the date of the Announcement, which date shall be automatically extended to the date which is 200 days after the date of the Announcement if the Pre-Condition is not satisfied before such date (or any other date as may be announced by the Offeror and approved by the Executive and the Shareholder);

Governmental Authority means any national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority in the PRC;

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Latest Despatch Date means the later of 21 days after the date of the Announcement and the date which is 7 days after the Pre-Condition is satisfied (or such later date to which the Executive, at the request of the Offeror, may consent);

PRC means the People’s Republic of China;

PRC Antitrust Filing means the submission of the formal notification pursuant to The Antitrust Laws of the PRC to The Ministry of Commerce of the PRC, Department of Treaty and Law, Antimonopoly Investigations Office in connection with the Share Offer;

Pre-Condition means the pre-condition to the making of the Share Offer as described in the Announcement;

Relevant Shares means 337,497,501 Shares directly or indirectly owned by the Shareholder and representing 22.98% of the Company’s entire issued share capital as at the date of this letter agreement (which expression shall include any other Shares issued after the date of this letter agreement and attributable to or derived from the Relevant Shares); and

Shares means the ordinary shares of US$0.00001 each in the share capital of Huiyuan.

SCHEDULE 2

ANNOUNCEMENT